                                                                    EXHIBIT 99.1

NEWS - FOR IMMEDIATE RELEASE

Date:       January 2, 2003
From:       Puroflow Incorporated
Contact:    Michael H. Figoff
Phone:      818-779-3941
Alternate
Contact:    Rainer Bosselmann
Phone:      301-315-0027

                         PUROFLOW INCORPORATED ANNOUNCES
                       PLANS TO RAISE CAPITAL IN A PRIVATE
                                    PLACEMENT

            Sun Valley,  CA,  January 2, 2003 - Puroflow  Incorporated  (OTC BB:
PFLW.OB)  announces that the Company  intends to sell up to 1,300,000  shares of common stock at a price of $7.75 per share. The private  placement will commence immediately  and the Company plans to close the offering by March 31, 2003.  The net  proceeds  received  by the Company in the  offering  will be used to pursue acquisitions or enter into  transactions,  which the Board believes  provide the best potential for growth and profit.

            The  common  stock  offered  in the  private  placement  will not be registered under the Securities Act of 1933, as amended,  and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirement.

            This  announcement  does  not  constitute  an  offer  to sell or the solicitation  of offers to buy any security and shall not  constitute  an offer, solicitation  or sale of any security in any  jurisdiction  in which such offer, solicitation or sale would be unlawful.  A complete description of the terms and conditions  of the private  placement  will be set forth in the Company  private placement documents.

            This  press  release  contains  certain  forward-looking  statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the  Securities  Exchange Act of 1934,  as amended.  Although the
Company  believes the  assumptions  underlying  the  forward-looking  statements
contained  herein,   including  the  development  plans  of  the  Company,   are
reasonable, any of the assumptions could be inaccurate, and therefore, there can be no  assurance  that the  forward-looking  statements  contained  in the press release  will  prove  to be  accurate.  In light  of  significant  uncertainties inherent in the  forward-looking  statements  included herein,  the inclusion of such information  should not be regarded as a  representation  by the Company or any other person that the objectives and plans of the Company will be achieved.